EXHIBIT 99






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                           VANGUARD ENERGY CORPORATION
                         1330 Post Oak Blvd., Suite 1600
                                Houston, TX 77506
                                 (713) 627-2500

                                  Common Stock

       THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to shares of our common stock which may be issued pursuant to our Non-Qualified Stock Option Plan (the "Plan") which we have adopted. The Plan provides for the grant, to selected employees and other persons of stock options.

     The terms and conditions of any options, including the price of the shares of common stock issuable on the exercise of options, are governed by the provisions of the Plan.

     Persons who may receive shares pursuant to the Plan and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

     The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may sell the shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

     We will not receive any proceeds from the sale of the shares by the Selling Shareholders. We have agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). We have not agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

                 The date of this Prospectus is April __, 2013.

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                              AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, file reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning us can be inspected and copied at the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Certain information concerning us is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which we have filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

     We will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                           VANGUARD ENERGY CORPORATION
                         1330 Post Oak Blvd., Suite 1600
                                Houston, TX 77506
                                 (713) 627-2500
                             Attn: Warren M. Dillard

     The following documents which we have filed with the Commission are incorporated by reference into this Prospectus:

     (1) Annual report on Form 10-K for the fiscal year ended September 30, 2012.

     (2)  Report on Form 10-Q for the three months ended December 31, 2012.

     (3)  Report on Form 8-K filed March 25, 2013.


     All documents filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

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                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ...............................................

RISK FACTORS .....................................................

USE OF PROCEEDS ..................................................

SUMMARY INFORMATION REGARDING THE PLAN ...........................

SELLING SHAREHOLDERS..............................................

PLAN OF DISTRIBUTION .............................................

DESCRIPTION OF COMMON STOCK ......................................

GENERAL ..........................................................

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                               PROSPECTUS SUMMARY

We are an early-stage independent energy company engaged in the acquisition and development of leases in or near the Batson Dome Field in East Texas. We plan to build our cash flow and oil reserves through a focused acquisition and development program by:

     o focusing our operations in the hydrocarbon-rich region of east Texas; o drilling in areas which have a high proportion of oil relative to natural gas;
     o lessening risk by concentrating on established areas with proven production; and
     o using new screening technology which prevents sand accumulation in the well bores and allows for the recovery of more oil from mature fields.

     As of March 31, 2013:

     o we had drilled and completed fourteen wells in the Batson Dome Field, and
     o    we were not drilling or completing any wells.

     During the year ended September 30, 2012 and the three months ended December 31, 2012 gross revenues from our oil production were approximately $3,090,000 and $1,316,000 respectively.

     At September 30, 2012 the after-tax present value, discounted at 10%, of the estimated future net revenues of our estimates of proved oil reserves was approximately $37,000,000.

     We are continuing the development of our leases in the Batson Dome Field. We also plan to acquire additional leases adjacent to the Batson Dome Field or in other areas of East Texas. We believe that, based on past field production, geology, and our actual experience with the oil wells on our Batson Dome leases, there is an opportunity for the drilling of a number of additional oil wells on our leases. We are continuing to add to our lease position at the field and are implementing a new 3-D seismic analysis of the entire area with the goal of gaining additional potential drilling prospects in the area.

     We were incorporated in Colorado in June 2010. Our executive offices are located at 1330 Post Oak Blvd., Suite 1600 Houston, Texas 77056. Our telephone number is (713) 627-2500 and our fax number is (713) 963-4663.

     Our website address is www.vanguardenergycorp.com. Information contained in and accessible through our website is not part of this prospectus.

The Offering

     By means of this prospectus our officers and directors are offering shares of our common stock which they own, or which they may acquire, pursuant to our Non-Qualified Stock Option Plan. The shares owned by the Selling Shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price or in negotiated transactions.

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Forward-Looking Statements

     This prospectus contains "forward-looking statements," as that term is used in federal securities laws, concerning our financial condition, results of operations and business. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements include, among others:

     We have based these forward-looking statements on our current expectations about future events. The forward-looking statements include statements that reflect management's beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans.

     The potential risks and uncertainties that could cause our actual financial condition, results of operations and future performance to differ materially from those expressed or implied in this prospectus include:

     o    the sale prices of crude oil;

     o    the amount of production from oil wells in which we have an interest;

     o    lease operating expenses;

     o    international conflict or acts of terrorism; and

     o    general economic conditions.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                  RISK FACTORS

     Investors should be aware that an investment in our securities involves certain risks, including those described below, which could adversely affect the value of our common stock. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.


     We are an early-stage independent energy company. We suffered a net loss of $(1,027,157) during the year ended September 30, 2012. Although we had net income for the three months ended December 31, 2012, we may suffer losses in future periods.

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     Our failure to obtain capital may restrict our operations. We may need additional capital to fund our operating losses and to expand our business. We do not know what the terms of any future capital raising may be but any future sale of our equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price investors pay for the shares of common stock sold in this offering. Our failure to obtain the capital which we require may result in the slower implementation of our business plan. There can be no assurance that we will be able to obtain the capital that we will need.

     Drilling. Oil exploration is not an exact science, and involves a high degree of risk. The primary risk lies in the drilling of dry holes or drilling and completing wells that, though productive, do not produce oil in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids and other conditions are involved in drilling and completing wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil from the well.

     Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than with development drilling. Exploratory drilling itself can involve varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

     Although the completion of a well is, to a certain extent, less risky than drilling, the process of completing a well is nevertheless associated with considerable risk. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce sufficient oil in order to repay the investment in the well. As a result, there is considerable economic risk associated with our activities.

     Economic Factors in Oil Exploration. The acquisition, exploration and development of oil properties, and the production and sale of oil are subject to many factors which are outside our control. These factors include, among others, general economic conditions, proximity to pipelines, oil import quotas, supply, demand, and price of other fuels and the regulation of production, refining, transportation, pricing, marketing and taxation by Federal, state, and local governmental authorities.

     Title Uncertainties. Interests that we will acquire in properties may be subject to royalty and overriding royalty interests, liens incident to operating agreements, liens for current taxes and other burdens and encumbrances, easements and other restrictions, any of which may subject us to future undetermined expenses. We do not intend to purchase title insurance, title memos, or title certificates for any leasehold interests we acquire. It is possible that at some point we will have to undertake title work involving substantial costs. In addition, it is possible that we may suffer title failures resulting in significant losses.

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     Uninsured Risks. The drilling of wells involves hazards such as blowouts, unusual or unexpected formations, pressures or other conditions which could result in substantial losses or liabilities to third parties. Although we intend to acquire adequate insurance, or to be named as an insured under coverage acquired by others (e.g., the driller or operator), we may not be insured against all such losses because such insurance may not be available, premium costs may be deemed unduly high, or for other reasons. Accordingly, uninsured liabilities to third parties could result in the loss of our funds or property.

     Government Regulation. Our operations are affected from time to time and in varying degrees by political developments and Federal and state laws and regulations regarding the development, production and sale of crude oil. These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, and other matters. Rates of production of oil have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws. In addition, the production of oil may be interrupted or terminated by governmental authorities due to ecological and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to us and may delay or otherwise adversely affect our proposed operations.

     From time to time legislation has been proposed relating to various conservation and other measures designed to decrease dependence on foreign oil. No prediction can be made as to what additional legislation may be proposed or enacted. Oil producers may face increasingly stringent regulation in the years ahead and a general hostility towards the oil and gas industry on the part of a portion of the public and of some public officials. Future regulation will probably be determined by a number of economic and political factors beyond our control or the oil and gas industry.

     Environmental Laws. Our activities will be subject to existing federal and state laws and regulations governing environmental quality and pollution control. Compliance with environmental requirements and reclamation laws imposed by Federal, state, and local governmental authorities may necessitate significant capital outlays and may materially affect our earnings. It is impossible to predict the impact of environmental legislation and regulations (including regulations restricting access and surface use) on our operations in the future although compliance may necessitate significant capital outlays, materially affect our earning power or cause material changes in our intended business. In addition, we may be exposed to potential liability for pollution and other damages.

     As of the date of this prospectus there was only a limited public market for our common stock. As a result, purchasers of the securities offered by this prospectus may be unable to sell their securities or recover any amounts that they paid for their securities.

     Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in our securities and investors may find it difficult to sell their shares. Trades of our securities are subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has

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rules that regulate broker/dealer practices in connection with transactions in
"penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

     Shares issuable upon the conversion of notes or upon the exercise of outstanding warrants and options may substantially increase the number of shares available for sale in the public market and may depress the price of our common stock.

     We have outstanding convertible notes, as well as options and warrants which, as of the date of this prospectus, could potentially allow the holders to acquire a substantial number of shares of our common stock. Until the convertible notes are repaid, and the options and warrants expire, the holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The conversion of the notes or the exercise of the options and warrants will dilute the voting interest of the current owners of outstanding shares by adding a substantial number of additional shares of common stock.

     The sale of common stock described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

     Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock. Short selling is a practice of selling shares which are not owned by a seller at that time, with the expectation that the market price of the shares will decline in value after the sale, providing the short seller a profit.

                                 USE OF PROCEEDS

     All of the shares offered by this Prospectus are being offered by the Selling Shareholders. We will not receive any of the proceeds from the sale of the shares offered by this Prospectus. Expenses expected to be incurred by us in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.

                     SUMMARY INFORMATION REGARDING THE PLAN

     The terms and conditions of any options, including the price of the shares of common stock issuable on the exercise of options, are governed by the provisions of the Plan.

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     A summary of the Plan follows.

     The Non-Qualified Stock Option Plan authorizes the issuance of shares of our common stock to persons that exercise options granted pursuant to the Plan. Employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting the price of our common stock. The option exercise price is determined by our Directors.

     The Plan is administered by our Board of Directors. Our Directors serve for a one-year tenure and until their successors are elected. Our Directors are elected each year at the annual shareholder's meeting. A Director may be removed at any time by the vote of a majority of our shareholders represented in person or by proxy at any special meeting called for the purpose of removing one or more directors. Any vacancies which may occur on the Board of Directors will be filled by the majority vote of the remaining directors. The Board of Directors is vested with the authority to interpret the provisions of the Plan and supervise the administration of the Plan. In addition, the Board of Directors is empowered to select eligible employees to whom options are to be granted, to determine the number of shares subject to each grant of an option and to determine when, and upon what conditions options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

     The terms and conditions upon which a person will be permitted to assign or hypothecate options received pursuant to the Plan will be determined by our Board of Directors which administers the Plan. In general, however, options are non-transferable except upon death of the option holder.

     Any options granted pursuant to the Plan will be forfeited if the "vesting" schedule established by our Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee or the period of time a non-employee must provide services to us.

     Each Option is exercisable from time to time during a period (or periods) determined by our Board of Directors and ending upon the expiration or termination of the Option; provided, however, our directors may, limit the number of shares purchaseable in any period or periods of time during which the Option is exercisable.

     Employment by us does not include a right to receive options pursuant to the Plan. Only the Board of Directors has the authority to determine which persons will be granted options and, subject to the limitations described elsewhere in this Prospectus and in the Plan, the number of shares of common stock issuable upon the exercise of any options.

Summary

     The following sets forth certain information as of March 31, 2013 concerning the stock options granted by the Company pursuant to the Plan. Each option represents the right to purchase one share of the Company's common stock.

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                         Total
                         Shares                               Remaining
                       Reserved     Options      Options        Options
Name of Plan           Under Plan    Granted    Exercised    Under Plan

Non-Qualified
  Stock Option Plan    1,500,000    850,000          --        650,000

                              SELLING SHAREHOLDERS

     Our officers and directors who may acquire shares of common stock pursuant to the Plan, and who are offering these shares of common stock to the public by means of this Prospectus, are referred to as the "Selling Shareholders".

     The following table provides certain information as of March 31, 2013 concerning the share ownership of the Selling Shareholders and the shares offered by the Selling Shareholders by means of this Prospectus.

                                                         Number of
                                       Number of        shares to be
                                         shares          beneficially
                       Number of      Being Offered      owned on        Percent
Name of Selling         Shares         Option           Completion          of
  Shareholder          Owned (1)      shares (2)      of the Offering      Class
--------------      ------------      -----------        ---------         -----
   Class

Warren M. Dillard    857,732            200,000            857,732        6.8%
R. Gerald Bailey     192,032            200,000            192,032        1.5%
Steven M. Powers     857,732            100,000            857,732        6.7%
Rick A. Wilber       968,432            150,000            968,432        8.0%

(1) Excludes shares issuable upon the exercise of options.
(2) Represents shares issuable upon exercise of stock options granted pursuant to the Plan.

     The terms of the options held by the Selling Shareholders are shown below:

                   Shares issuable upon    Exercise        Expiration
Name               exercise of options       Price             Date
----               -------------------     --------        ----------

Warren M. Dillard        200,000             $1.00        January 10, 2014
R. Gerald Bailey         200,000             $1.00        January 10, 2014
Steven M. Powers         100,000             $1.00        January 10, 2014
Rick A. Wilber           150,000             $1.00        January 10, 2014

     To allow the Selling Shareholders to sell their shares when they deem appropriate, we have filed a Form S-8 registration statement under the Securities Act of 1933, of which this Prospectus forms a part, with respect to the resale of the shares from time to time in the over-the-counter market or in privately negotiated transactions.

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                              PLAN OF DISTRIBUTION

     The Selling Shareholders may sell the shares offered by this Prospectus from time to time in negotiated transactions in the public market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may sell their shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have not agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     The Selling Shareholders may also sell their shares pursuant to Rule 144 of the Securities and Exchange Commission.

     We have advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. We have also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

                           DESCRIPTION OF COMMON STOCK

     We are authorized to issue 50,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

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     Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Transfer Agent

      Corporate Stock Transfer
      3200 Cherry Creek Drive South
      Suite 430
      Denver, Colorado 80209
      Phone: (303) 282-4800

                                     GENERAL

     The Colorado Business Corporation Act provides in substance that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was our director, officer, employee, fiduciary or agent, or is or was serving at our request as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding as authorized by our Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to us unless it shall ultimately be determined that such person is entitled to be indemnified by us.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in our affairs since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

     All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is an addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                 PLAN PROSPECTUS
                           VANGUARD ENERGY CORPORATION
                         1330 Post Oak Blvd., Suite 1600
                                Houston, TX 77506
                                 (713) 627-2500

                                  COMMON STOCK

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to shares of our common stock which may be issued pursuant to our Non-Qualified Stock Option Plan (the "Plan") which we have adopted. The Plan provides for the grant, to selected employees and other persons of stock options.

     The terms and conditions of any options, including the price of the shares of common stock issuable on the exercise of options, are governed by the provisions of the Plan.

     Persons who may receive shares pursuant to the Plan and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

     Shares of common stock reserved under the Company's Non-Qualified Stock Option Plan are offered to those persons who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to its Non-Qualified Stock Option Plan.


                            ------------------------


     This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.






                 The date of this Prospectus is April __, 2013.

     Offers on resales of shares of common stock acquired under the Plan by "affiliates" of the Company are subject to certain restrictions under the Securities Act of 1933. See "Resale of Shares by Affiliates".

     No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

     The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "VNGE".

     With respect to the Company's Non-Qualified Stock Option Plan, the shares to which this prospectus relates will be sold from time to time by the Company when and if options granted pursuant to the Plan are exercised.

                                TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION............................................

DOCUMENTS INCORPORATED BY REFERENCE..............................

GENERAL INFORMATION..............................................

NON-QUALIFIED STOCK OPTION PLAN .................................

OTHER INFORMATION REGARDING THE PLAN.............................

ADMINISTRATION OF THE PLAN.......................................

RESALE OF SHARES BY AFFILIATES...................................

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.................

DESCRIPTION OF COMMON STOCK......................................

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information concerning the Company can be inspected at the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.

     We will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                           VANGUARD ENERGY CORPORATION
                         1330 Post Oak Blvd., Suite 1600
                                Houston, TX 77506
                                 (713) 627-2500
                             Attn: Warren M. Dillard

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by us with the Commission are hereby incorporated by reference into this Prospectus:

     (4) Annual report on Form 10-K for the fiscal year ended September 30, 2012.

     (5)  Report on Form 10-Q for the three months ended December 31, 2012.

     (6)  Report on Form 8-K filed March 25, 2013.


     All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               GENERAL INFORMATION

     This prospectus relates to the Company's Non-Qualified Stock Option Plan (the "Company"). The terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the Plan and stock option agreements between the Company and the Plan participants.

     A summary of the Plan follows.

     The Non-Qualified Stock Option Plan authorizes the issuance of shares of our common stock to persons that exercise options granted pursuant to the Plan. Employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction or promoting the price of our common stock. The option exercise price is determined by our Directors.

     The following sets forth certain information as of March 31, 2013 concerning the stock options granted by the Company pursuant to the Plan. Each option represents the right to purchase one share of the Company's common stock.

                                  Total
                                 Shares                              Remaining
                               Reserved      Options      Options      Options
Name of Plan                  Under Plan     Granted    Exercised   Under Plan

Non-Qualified Stock
Option Plan                   1,500,000      850,000         --       650,000


                                 Options Granted

     The following table shows the options granted to our officers and directors during the twelve months ended September 30, 2012.

                              Options     Exercise Price  Expiration    Options
Name          Grant Date    Granted (#)      Per Share        Date     Exercised


                                      None.

                                Options Exercised

      The following table shows the value realized upon the exercise of options by our officers and directors during the year ended September 30, 2012.

                                     Shares
                        Date of       Acquired On       Value
   Name                 Exercise      Exercise        Realized (1)
   ----                 --------      ----------------------------

                                      None.


(1) Value Realized is determined by the different between the option exercise price and the market price of our common stock on the date the options were exercised.

                                  Options Held

     The following tables show the options held by our officers and directors as of March 31, 2013. Except as indicated, all options were granted pursuant to our Non-Qualified Stock Option Plan.

                      Shares underlying unexercised
                               options which are:
                     ------------------------------  Exercise         Expiration
  Name               Exercisable   Unexercisable       Price               Date
  ----               -----------   -------------   ------------   --------------

  Warren M. Dillard    200,000           --         $1.00      January 10, 2014
  R. Gerald Bailey     200,000           --         $1.00      January 10, 2014
  Steven M. Powers     100,000           --         $1.00      January 10, 2014
  Rick A. Wilber       150,000           --         $1.00      January 10, 2014


                         NON-QUALIFIED STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan

     The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the Non-Qualified Stock Option Plan as may be determined by the Company's Board of Directors that administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     Options granted pursuant to the Plan not previously exercised will terminate at such other time as may be specified when the option is granted.

     In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of

Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

     The purchase price per share of common stock purchasable under an option is determined by the Company's Board of Directors. An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be used at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Options Granted Under the Plan (U.S. Taxpayers Only)

     The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise and to the extent such difference does not constitute unreasonable compensation is deductible by the Company at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option will be treated as capital gain or loss.

     Since the amount of income realized by an Optionee on the exercise of an option under the Plan represents compensation for services provided to the Company, the Company may be required to withhold income taxes from the Optionee's income even though the compensation is not paid in cash. To withhold the appropriate tax on the transfer of the shares, the Company will (i) reduce the number of shares issued or distributed to reflect the necessary withholding,
(ii) withhold the appropriate tax from other compensation due to the Optionee, or (iii) condition the transfer of any shares to the Optionee on the payment to the Company of an amount equal to the taxes required to be withheld.

                      OTHER INFORMATION REGARDING THE PLAN

     All shares to be issued pursuant to the Plan will, prior to the time of issuance, constitute authorized but unissued shares or treasury shares.

     The terms and conditions upon which a person will be permitted to assign or hypothecate options received pursuant to the Plan will be determined by the

Company's Board of Directors that administers the Plan. In general, however, options are non-transferable except upon death of the option holder.

     Any options granted pursuant to the stock option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company.

     Each Option shall be exercisable from time to time during a period (or periods) determined by the Company's Board of Directors and ending upon the expiration or termination of the Option; provided, however, the Board of Directors may, limit the number of shares purchaseable in any period or periods of time during which the Option is exercisable.

     Employment by the Company does not include a right to receive bonus shares or options pursuant to the Plan. Only the Board of Directors has the authority to determine which persons shall be issued bonus shares or granted options and, subject to the limitations described elsewhere in this Prospectus and in the Plan, the number of shares of Common Stock issuable as bonus shares or upon the exercise of any options.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

     The description of the federal income tax consequences as set forth in this Prospectus is intended merely as an aid for such persons eligible to participate in the Plan, and the Company assumes no responsibility in connection with the income tax liability of any person receiving shares or options pursuant to the Plan. Persons receiving options pursuant to the Plan are urged to obtain competent professional advice regarding the applicability of federal, state and local tax laws.

     As of the date of this Prospectus, and except with respect to shares or options which have not yet vested, no terms of any Plan or any contract in connection therewith creates in any person a lien on any of the securities issuable by the Company pursuant to the Plan.

                           ADMINISTRATION OF THE PLAN

     The Plan is administered by a Company's Board of Directors. The Company's Directors serve for a one-year tenure and until their successors are elected. The Company's Directors are elected each year at the annual shareholder's meeting. A Director may be removed at any time by the vote of a majority of the Company's shareholders represented in person or by proxy at any special meeting called for the purpose of removing one or more directors. Any vacancies which may occur on the Board of Directors will be filled by the majority vote of the remaining directors. The Board of Directors is vested with the authority to interpret the provisions of the Plan and supervise the administration of the Plan. In addition, the Board of Directors is empowered to select eligible employees of the Company to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

                         RESALE OF SHARES BY AFFILIATES

     Shares of common stock acquired pursuant to the Plan may be resold freely, except that any person deemed to be an "affiliate" of the Company, within the meaning of the Securities Act of l933 (the "Act") and the rules and regulations promulgated thereunder, may not sell shares acquired by virtue of the Plan unless such shares are sold by means of a special Prospectus, are otherwise registered by the Company under the Securities Act for resale by such person or an exemption from registration under the Act is available. Rule l44, promulgated under the Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the Act. An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

     In addition, the acquisition of shares or options by officers and directors may be considered a "purchase" and the sale thereof will generally be considered a "sale" for purposes of Section l6(b) of the Securities Exchange Act of l934.

                  AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

     The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plan in any manner they deem appropriate, provided that such amendment, termination or suspension shall not adversely affect rights or obligations with respect to shares or options previously granted.

                           DESCRIPTION OF COMMON STOCK

     The common stock issued as a stock bonus and the common stock issuable upon the exercise of any option entitles holders to receive such dividends, if any, as the Company's Board of Directors may declare from time to time; to cast one vote per share on all matters to be voted upon by stockholders and to share ratably in all assets remaining after the payment of liabilities in the event of liquidation, dissolution or winding up. The shares carry no preemptive rights. All shares offered under the Plan will, upon issuance (and against receipt of the purchase price in the case of stock options), be fully paid and nonassessable.